Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Empery Digital Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	(1)	Other	51,233,322	$10.36	$530,777,215.92	0.0001531	$81,261.99

Total Offering Amounts:							$530,777,215.92		81,261.99
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$81,261.99

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 of the Securities Act of 1833, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock, par value $0.00001 (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

The 51,233,322 shares of Common Stock consist of (i) 44,414,189 shares of Common Stock issued to PIPE Purchasers in the Private Placements, (ii) 5,728,662 shares of Common Stock underlying pre-funded warrants issued to certain PIPE Purchasers in the Private Placements, (iii) 901,542 shares of Common Stock underlying warrants issued to Gemini NuStar, LLC in connection with the Private Placements, (iv) 163,929 shares of Common Stock underlying warrants issued to Clear Street LLC and Aegis Capital Corp. for their role as placement agents in the Private Placements and (v) 25,000 shares of Common Stock underlying warrants issued to a consultant engaged by the Company in connection with the Private Placements.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of Empery Digital Inc. as reported on the Nasdaq Capital Market on August 13, 2015.